AXP Discovery Fund, Inc.
                                  EXHIBIT INDEX

(b)      By-laws, as amended January 11, 2001.

(h)(6) Transfer Agency Agreement dated May 10, 2001 between Registrant and American Express Client Service Corporation.

(i) Opinion and consent of counsel, as to the legality of the securities being registered.

(j)      Consent of Independent Auditors.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 11, 2001.

(q)(2) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 11, 2001.